Exhibit 10.5

[Corporate Seal]

Xiangmei Food Co., Ltd.

Suppliers Agreement

Raw Material Suppliers Agreement

Party A: Hunan Xiangmei Food Co., Ltd.                                      Contract #:
Party B: Tianjin Shuangyi Seasoning and Spices Co., Ltd.

 (Collectively, the parties)

This Agreement is entered into by and between the parties, upon friendly consultations and negotiations under the PRC Contract Law and related rules and regulations, with respect to the raw materials supplied by Party B to Party A, on terms and conditions mutually agreed upon as follows:

1.	Purchase Items: Seasoning and Species.
2.	Purchase Amount: See the Purchase Order Fax Sheets attached herein.
3.	Quality Control: Party A authorizes Party B to supply the requested materials under the national quality control standards in accordance to with Party A’s requested manufacturing requirements.
4.	Specification and Price: The parties shall follow the agreed specifications requirements and prices.
5.	Payment Methods: Payment upon the delivery of the ordered goods to Party A and the completion of quality inspections.
6.	Packing Requirement: The packing fee is included in the purchase price.
7.
Place of Delivery: Party A shall design the place of delivery and Party B shall pay the delivery costs and expenses and assume the risk of damages and losses to the goods before the destination (“DEQ”).

8.	Time of Delivery:
1)
Upon the receipt of the first faxed Purchase Order from Party A, within [ ] business day(s), Party B shall deliver the ordered goods to the destination place.  For the repeated same Purchase Orders afterwards, Party B shall deliver the ordered goods to the destination place within [  ] business day(s).

2)	[ ]

9.	Rights and Obligations of the Parties:
1)
In the event that the market of the ordered goods has substantially changed, upon the mutual agreements, the parties can make necessary adjustment to the purchase price in accordance with the market price.  Should the parties fail to reach an agreement on such proposed price adjustment, this Agreement shall be applied as is.

2)
In the event that Party B fails to supply the required goods in accordance with the standards in packing and/or specifications, Party A shall have right to reject the delivery.  If Party A rejects the delivery, Party B shall correct the defects and re-deliver required goods under the standards.  Any and all losses incurred by the above re-delivery order shall be fully and solely assumed by Party B.

3)
Party B shall provide Party A the Certificate of Manufacturer, Business License and related documents.  The ordered goods shall be in compliance with the related national standards and industrial requirements.

4)
Party A shall conduct prompt quality inspection upon the delivery of the goods by Party B at the destination.  Should any quality issue be addressed, Party B shall conduct the on-site resolution immediately and compensate Party A any and all costs and expenses incurred by such quality issues (including, but not limited to, compensations, reasonable attorney’s fees and penalties, etc.)

5)
Should there be any quality issues of the goods supplied by Party B and be any accidents resulted by such quality issue(s) to Party A, Party B shall compensate Party A any and all costs and expenses incurred by such quality issues (including, but not limited to, compensations, reasonable attorney’s fees and penalties, etc.).  The inspection conducted by Party A shall not constitute a waiver to the above compensation claims.

6)
Should Party B fail to deliver the ordered goods to Party A within required time period, or cause any delays in delivery, or there be any discrepancy between the ordered amount and delivered amount, Party A shall pay Party A penalty of ￥[  ].

7)	The parties shall keep the commercial secrets of each other confidential.

10.	Amendment or Addendum: None.
11.	Special Declaration Clause: None.
12.	Effectiveness: 01/25/2010-12/31/2010.
13.
This Agreement shall be effective upon the following signatures and corporate seals and shall be executed in two counterparts, each of which shall be deemed original and the parties shall have one counterpart each.  Any disputes between the parties under this Agreement shall be resolved through amicable negotiations in good faith.  In the event that the disputes can not resolved through negotiation, either party shall have the right to sue the other in the local People’s Courts in Party A’s location.

Party A (Corporate Seal)	Party B (Corporate Seal)
Authorized Signer: [Taiping Zhou]	Authorized Signer:
Agent:	Agent: [Dawei Guo]
Tel:	Tel:
Fax:	Fax:
Bank Account: China Agriculture Bank	Bank Account: Industrial & Commercial Bank
Qiyang County Branch	Dongli Branch 2nd Dept.
Account #: 20343112100100000039899	Account #: 030242209300010445
Date: 01/25/2010	Date: 01/25/2010